Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 5 to the Registration Statement of IA Energy Corp. on Form S-1 of my report dated May 18, 2018, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the headings “Interest of Named Experts” and “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

June 7, 2018